UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2009
Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-33249 (Commission File Number)	16-1751069 (IRS Employer Identification No.)

303 W. Wall, Suite 1400
Midland, Texas (Address of principal executive offices)	79701 (Zip Code)
Registrant’s telephone number, including area code: (432) 689-5200
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensation of Executive Officers
     On September 21, 2009, the Compensation Committee ( the “Committee”) of Legacy Reserves GP, LLC, the general partner (the “General Partner”) of Legacy Reserves LP (the “Partnership”), implemented changes to the non-equity and equity-based incentive compensation policy applicable to the General Partner’s Chairman and Chief Executive Officer, Cary D. Brown, and recommended to the board of directors (the “Board”) of the General Partner, and the Board approved on such date, a new compensation policy that covers the non-equity and equity-based incentive compensation for the other executive officers of the General Partner.
     This new compensation policy replaces the compensation policy previously implemented on August 17, 2007. With respect to the future determination of the total compensation of the executive officers of the General Partner, the Committee recommended, and the Board approved, a revised policy to make executive officers’ total compensation more competitive with that of a peer group comprised of comparably-sized exploration and production (“E&P”) companies that operate in the Permian Basin and U.S. Mid-Continent Region and publicly traded limited partnerships (“MLPs”) in the E&P industry.
     The goals of the new compensation policy are to:
•	align the compensation of the executive officers of the General Partner with unitholder return;

•	be competitive with peer companies; and

•	have the flexibility to be both competitive and aligned with unitholder return in a volatile economic climate.
     Salaries. Upon recommendation of the Committee, the Board determined that salaries for 2009 will remain unchanged from 2008 levels. The Committee recommended, and the Board approved, that salaries will be reviewed annually in the first quarter of each year, beginning with the first quarter of 2010. Salary levels are intended to be competitive with the median compensation available to executives of peer companies.
     Non-Equity Incentive Compensation (Cash Bonus). The objective and subjective components of the non-equity incentive compensation policy each comprise 50% of the maximum bonus available expressed as a percentage of annual salary for each executive officer, as set forth in the following table.

		Maximum Cash Bonus Opportunity as
		a Percentage of Annual Salary
Executive Officer	Title	Subjective	Objective	Total
Cary D. Brown	Chairman of the Board and Chief Executive Officer	55%	55%	110%
Steven H. Pruett	President, Chief Financial Officer and Secretary	50%	50%	100%
Paul T. Horne	Executive Vice President of Operations	40%	40%	80%
Kyle A. McGraw	Executive Vice President of Business Development and Land	35%	35%	70%
William M. Morris	Vice President, Chief Accounting Officer and Controller	30%	30%	60%
     The objective component (up to 50% of the annual cash bonus) will be based on two measures of equal weight:
•	EBITDA; and

•	cash distributions per unit.

     The percentage levels that may be earned each year are based on the ranges of performance levels with respect to each target as set forth in the following table, as determined by straight-line interpolation.

Measure	Weight	Performance Level/Percent Earned
EBITDA	50%	85% of Target	100% of Target	115% of Target
		30%	75%	100%
Cash Distributions Per Unit	50%	0% Growth	7.5% Growth	15% Growth
		50%	75%	100%
          These objective measures are intended to align the incentive compensation of each executive officer with unitholder return by rewarding performance that maintains or grows distributions and increases EBITDA. The target levels, for purposes of the annual cash bonus determination only, will be set by the Committee on the beginning of each year after considering management’s recommendation.
     Equity-Based Incentive Compensation. The equity-based incentive compensation policy will also employ a mix of subjective and objective measures.
     Subjective or Service-Based Component. The subjective or service-based component will be determined by a subjective evaluation of prior fiscal year performance and, with respect to each executive officer, may be awarded up to the maximum percentage of annual salary as set forth in the table below. Once granted, the only condition to vesting will be that the executive officer remain in the service of the General Partner until the end of the respective vesting period. The vesting of service-based equity-based awards, once granted, is not subject to the attainment of any performance criteria.
     Objective or Performance-Based Component. The objective or performance-based component will be granted each year at the maximum percentage listed in the table below, but the amount vested each year for the three-year vesting period will be determined on each vesting date in accordance with a formula (as set forth under “Calculation of Vesting of Objective Component of Equity-Based Compensation” below) based on the objective total unitholder return measures (described below) achieved during the fiscal year prior to the applicable vesting date. If none or only a portion of phantom units of a particular tranche vest as a result of target levels not being met, such number of phantom units will be forfeited.
     All equity-based incentive compensation awards will be phantom units, with associated distribution equivalent rights (“DERs”), up to the maximum amounts reflected as percentages of annual salary as set forth in the following table.

		Maximum Grant Value of Phantom Units as
		a Percentage of Annual Salary
Executive Officer	Title	Subjective	Objective	Total
Cary D. Brown	Chairman of the Board and Chief Executive Officer	100%	150%	250%
Steven H. Pruett	President, Chief Financial Officer and Secretary	80%	120%	200%
Paul T. Horne	Executive Vice President of Operations	60%	90%	150%
Kyle A. McGraw	Executive Vice President of Business Development and Land	50%	75%	125%
William M. Morris	Vice President, Chief Accounting Officer and Controller	40%	60%	100%
     A phantom unit is a notional unit that entitles the holder upon vesting to receive the same number of Partnership units, or, at the discretion of the Compensation Committee, cash valued at the closing price of units on the vesting date. The number of phantom units granted will be determined by dividing the dollar amount of the intended grant value by the average closing price of Partnership units over the 20 trading days preceding the date of grant.

     All phantom unit grants will vest over a three-year period, with each tranche to vest on the first, second and third anniversary of the initial grant date, as applicable. With respect to the objective component only, the actual number vested will be determined based on the three-step formula set forth below.
     With respect to all phantom unit grants, DERs will accumulate and accrue based on the assumed 100% vesting of each tranche. With respect to the objective component only, the actual amounts payable will be based solely on the number of vested underlying phantom units.
     Calculation of Vesting of Objective Component of Equity-Based Compensation. At the vesting date of each tranche of the objective or performance-based component of equity-based incentive compensation, the number of phantom units vested will be determined based on the following three-step formula:
•	Step 1 — Calculate the Total Unitholder Return Factor (“TURF”) according to the following table. TURF values between 0% and 20% and between 20% and 50% of Legacy Reserves LP annual total unitholder return will be determined by straight-line interpolation:

Legacy Reserves LP Annual
Total Unitholder Return	Total Unitholder Return Factor
0%	0.00%
20%	66.70%
50%	100.00%
          Total Unitholder Return (“TUR”) for the Partnership or any entity in a peer group of E&P MLPs (“Peer Group”) for any performance period means the percentage increase in the value of a $100 investment in a unit or common unit purchased at the average closing price of such a unit or common unit over the 20 trading days prior to January 1 of the year with respect to which the grant is made, assuming distributions are reinvested in additional fractional units or common units on the date they are declared based on the closing price of units or common units on the date of such reinvestment, and assuming such investment is liquidated on the January 1 immediately following the fiscal year with respect to which the grant is made, at a price that is the average price of the unit or common unit over the 20 trading days prior to the liquidation. The Peer Group composition will be determined by the Committee at the beginning of each year and will be subject to adjustment.
•	Step 2 — Calculate the Relative Peer Factor (“RPF”) for the Partnership, as follows:

RPF =	(Legacy TUR - Lowest Peer TUR)

(Highest Peer TUR - Lowest Peer TUR)
•	Step 3 — Calculate the number of phantom units to vest with respect to a specific year for each executive officer, as follows:
(Maximum phantom units granted) * TURF * RPF

Illustrative Example
     This illustrative example is based on the assumptions set forth below with respect to trading price and total unitholder return held constant over the periods presented. The actual awards made to Mr. Brown may be substantially different. The example below does not assume that all targets are met at 100% with respect to the objective or performance-based component and the resulting assumed grants are therefore less than the maximum attainable by Mr. Brown.
     Based on the maximum grant value of the objective component of equity-based compensation applicable to Mr. Brown in the amount of 150% of his current annual salary of $325,000, and assuming a 20 trading day average closing price of $15 prior to the grant date, during the first quarter of 2010, Mr. Brown would be awarded 32,500 performance-vesting phantom units with respect to 2009. During the first quarter of 2011, 1/3 or 10,833 of such phantom units would be subject to vesting, based on fiscal 2010 performance.

     Calculation of Amount Vested Based on Assumed Thresholds. Assuming the Legacy Reserves LP Annual Total Unitholder Return Percentage for 2010 will be 20%, the Total Unitholder Return Factor would be 66.7%. In Step 2, assuming a Lowest Peer TUR of 5% and Highest Peer TUR of 30%, the resulting Relative Peer Factor (RPF) would be 0.6. According to Step 3, 66.7% of 10,833, or 7,226 phantom units, multiplied by an RPF of 0.6 would result in the vesting of a total of 4,335 phantom units. The remaining 6,498 phantom units would be forfeited.
     For the subjective or service-based portion of equity-based compensation, Mr. Brown is eligible to receive phantom units in an aggregate value of up to 100% of his annual salary. Assuming a 20 trading day average closing price of $15 and achievement of 100% of the subjective targets during 2009, Mr. Brown could be awarded 21,667 phantom units in the first quarter of 2010 based on 2009 performance. These phantom units, once granted, would vest 1/3 each during the first quarter of each of 2011, 2012, and 2013, along with the payment of the DERs accrued with respect to the units vested. The vesting of service-based phantom units is not conditioned upon the attainment of any performance-based criteria.
     The following table illustrates hypothetical equity-based grants available to Mr. Brown based on the assumptions set forth above, applying such assumptions to all periods presented. It does not reflect the maximum grant available. Because the assumptions are held constant, the amounts of performance based units shown as vested are the same. The actual vested amounts will be based on varying levels of actual performance, and will thus vary significantly.

				Vesting Schedule
		First	First	First	First	First	First
	Total Phantom	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
Type of Award	Units	2011	2012	2013	2014	2015	2016
2010 Service-Based Grant	21,667	7,222	7,222	7,223
2010 Performance-Based Grant	32,500	4,335	4,335	4,335
2011 Service-Based Grant	21,667		7,222	7,222	7,223
2011 Performance-Based Grant	32,500		4,335	4,335	4,335
2012 Service-Based Grant	21,667			7,222	7,222	7,223
2012 Performance-Based Grant	32,500			4,335	4,335	4,335
2013 Service-Based Grant	21,667				7,222	7,222	7,223
2013 Performance-Based Grant	32,500				4,335	4,335	4,335
Phantom Units Vesting		11,557	23,114	34,672	34,672	23,115	11,558
DER Payment @ $2.08		$24,038.56	$48,077.12	$72,117.76	$72,117.76	$48,079.20	$24,040.64
One-Time Cash Bonus for Executive Officers
     On September 25, 2009, the Committee recommended to the Board, and the Board approved on such date, special one-time bonus payments to the General Partner’s executive officers in the amounts stated below. These special bonuses were awarded in recognition of management’s focus during the going private process and its performance during the challenging commodity price and capital markets environment for achieving the following:
•	Reduced production costs 24% to $14.22 per Boe in the first half of 2009 from $18.74 per Boe for the year ending December 31, 2008;

•	With limited capital investment available, stabilized oil, natural gas liquids and natural gas production;

•	Maintained the Partnership’s borrowing capacity over the period; and

•	Raised net proceeds of $57.6 million through the public offering and sale of 3,795,000 units.

     The following one-time bonuses were awarded to the following individuals, payable on September 30, 2009: Cary D. Brown: $162,500; Steven H. Pruett: $110,000; Paul T. Horne: $75,000; Kyle A. McGraw: $58,750 and William M. Morris: $44,000.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legacy Reserves LP
	By:	Legacy Reserves GP, LLC,
its General Partner

Date: September 25, 2009	By:	/s/ Cary D. Brown
		Name:	Cary D. Brown
		Title:	Chief Executive Officer